Exhibit 99.1

Model N to be Acquired by Vista Equity Partners For $1.25 Billion

Model N Stockholders to Receive $30.00 Per Share in Cash

SAN MATEO, Calif – April 8, 2024 – Model N (NYSE: MODN), a leader in revenue optimization and compliance for pharmaceutical, medtech, and high-tech innovators, today announced that it has entered into a definitive agreement to be acquired by Vista Equity Partners (“Vista”), a leading global investment firm focused exclusively on enterprise software, data, and technology-enabled businesses.

Under the terms of the agreement, Vista will acquire all the outstanding shares of Model N common stock for $30.00 per share in an all-cash transaction valued at approximately $1.25 billion. The purchase price represents a premium of approximately 23% over Model N’s 30-trading-day volume weighted average share price as of the close on January 10, 2024, the day prior to the Model N Board of Directors authorizing its financial advisor to contact potential acquirors, and a premium of approximately 16% over Model N’s 30-trading-day volume weighted average share price as of the close on April 5, 2024.

“We are pleased to have reached this agreement with Vista, which is the culmination of a robust sale process led by our Board of Directors with the assistance of our financial and legal advisors,” said Baljit Dail, Chairman of the Model N Board. “As the Board considered the long-term path for Model N, we unanimously determined that the transaction with Vista represents the best opportunity to deliver compelling, certain, and immediate cash value to our stockholders and is in their best interest in light of the challenges faced by Model N as a standalone public company.”

Jason Blessing, Model N President and Chief Executive Officer, said, “The need for revenue optimization and compliance solutions that deliver comprehensive visibility and control is greater than ever. As a private company under Vista’s ownership, we will have the added resources to navigate this dynamic market and drive ARR growth for the long term. Vista understands our strengths, culture, and customer-centric philosophy as we position our company to capture market opportunities and accelerate our global impact.”

“Model N is a pioneer in revenue management solutions for the life science and advanced technology industries,” said Michael Fosnaugh, Co-Head of Vista’s Flagship Fund and Senior Managing Director. “They’ve built a strong reputation through a straightforward formula – offering mission-critical products to help maximize revenue growth within some of the most important and innovative companies in the world.”

“Model N enables leading life science and advanced technology companies to optimize their commercialization and compliance processes with mission-critical products specifically designed to address the complexities of these dynamic markets,” said Nick Prickel, Senior Vice President at Vista.

“We look forward to working closely with the Model N team as they embark on this exciting next chapter.”

Transaction Details

The transaction is expected to close in mid-2024, subject to customary closing conditions, including approval by Model N stockholders and clearance under the Hart-Scott-Rodino (HSR) Antitrust Improvements Act of 1976. Upon completion of the transaction, Model N will become a privately held company and shares of Model N common stock will no longer be listed on any public market.

Advisors

Jefferies LLC is serving as exclusive financial advisor and provided a fairness opinion to Model N, and Fenwick & West LLP is serving as legal counsel.

Kirkland & Ellis LLP is acting as legal counsel to Vista.

About Model N

Model N is the leader in revenue optimization and compliance for pharmaceutical, medtech and high-tech innovators. Our intelligent platform powers your digital transformation with integrated technology, data, analytics, and expert services that deliver deep insight and control.

Our integrated cloud solution is proven to automate pricing, incentive and contract decisions to scale business profitably and grow revenue. Model N is trusted across more than 120 countries by the world’s leading pharmaceutical, medical technology, semiconductor, and high-tech companies, including Johnson & Johnson, AstraZeneca, Stryker, Seagate Technology, Broadcom, and Microchip Technology. For more information, visit www.modeln.com.

About Vista Equity Partners

Vista is a leading global investment firm with more than $101 billion in assets under management as of September 30, 2023. The firm exclusively invests in enterprise software, data and technology-enabled organizations across private equity, permanent capital, credit and public equity strategies, bringing an approach that prioritizes creating enduring market value for the benefit of its global ecosystem of investors, companies, customers and employees. Vista’s investments are anchored by a sizable long-term capital base, experience in structuring technology-oriented transactions and proven, flexible management techniques that drive sustainable growth. Vista believes the transformative power of technology is the key to an even better future – a healthier planet, a smarter economy, a diverse and inclusive community and a broader path to prosperity. Further information is available at vistaequitypartners.com. Follow Vista on LinkedIn, @Vista Equity Partners, and on X, @Vista_Equity.

Additional Information and Where to Find It

This press release may be deemed to be solicitation material in respect of the proposed transaction involving Model N, Inc. (“Model N”) and affiliates of Vista Equity Partners. In connection with the proposed transaction, Model N intends to file with the Securities and Exchange Commission (the “SEC”) and furnish to stockholders a proxy statement. This press release is not a substitute for the proxy statement or any other document that Model N may file with the SEC or send to its stockholders in connection with the proposed transaction. INVESTORS AND STOCKHOLDERS OF MODEL N ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY VOTING DECISION WITH RESPECT TO THE PROPOSED TRANSACTION BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT MODEL N AND THE PROPOSED TRANSACTION. The materials to be filed by Model N will be made available to Model N’s investors and stockholders at no expense to them and copies may be obtained free of charge on Model N’s website at https://investor.modeln.com/. In addition, all of those materials will be available at no charge on the SEC’s website at www.sec.gov.

Model N and its directors, executive officers, other members of its management and employees may be deemed to be participants in the solicitation of proxies of Model N stockholders in connection with the proposed transaction under SEC rules. Investors and stockholders may obtain more detailed information regarding the names, affiliations and interests of Model N’s executive officers and directors in the solicitation by reading Model N’s proxy statement for its 2024 annual meeting of stockholders, the Annual Report on Form 10-K for the fiscal year ended September 30, 2023 and the subsequent Quarterly Reports on Form 10-Q, and the proxy statement and other relevant materials that will be filed with the SEC in connection with the proposed transaction when they become available. Information concerning the interests of Model N’s participants in the solicitation, which may, in some cases, be different than those of the Model N’s stockholders generally, will be set forth in the proxy statement relating to the proposed transaction when it becomes available.

Forward-Looking Statements

This press release may contain forward-looking statements including, among other things, statements regarding the potential benefits of the proposed transaction; the prospective performance and outlook of Model N’s business, performance and opportunities; the ability of the parties to complete the proposed transaction and the expected timing of completion of the proposed transaction; as well as any assumptions underlying any of the foregoing. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to risks, uncertainties, and assumptions. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. Risks include, but are not limited to: (i) the ability to obtain the requisite approval from stockholders of Model N; (ii) the risk that the proposed transaction may not be completed in a timely manner or at all; (iii) the possibility that competing offers or acquisition proposals for Model N will be made; (iv) the possibility that any or all of the various conditions to the consummation of the proposed transaction may not be satisfied or waived, including the failure to receive any required regulatory approvals from any applicable governmental entities; (v) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, including in circumstances that would require Model N to pay a termination fee or other expenses; (vi) the effect of the pendency of the proposed transaction on Model N’s ability to retain and hire key personnel, its ability to maintain relationships with its customers, suppliers and others with whom it does business, its business generally or its stock price; (vii) risks related to diverting management’s attention from Model N’s ongoing business operations or the loss of one or more members of the management team; (viii) the risk that stockholder litigation in connection with the proposed transaction may result in significant costs of defense, indemnification and liability; (ix) delays in closing customer contracts; (x) Model N’s ability to improve and sustain its sales execution; (xi) the timing of new orders and the associated revenue recognition; (xii) adverse changes in general economic or market conditions; (xiii) delays or reductions in information technology spending and resulting variability in customer orders from quarter to quarter; (xiv) competitive factors, including but not limited to pricing pressures, industry consolidation, entry of new competitors and new applications and marketing initiatives by its competitors; (xv) Model N’s ability to manage its growth effectively; (xvi) acceptance of Model N’s applications and services by customers; (xvii) success of new products; (xviii) the risk that the strategic initiatives that Model N may pursue will not result in significant future revenues; (xiv) changes in health care regulation and policy and tax in the United States and worldwide; (xx) Model N’s ability to retain customers; and (xxi) adverse impacts on Model N’s business and financial condition due to macroeconomic and geopolitical factors, such as inflation, rising interests, pandemics, banking system instability and geopolitical conflicts. Further information on risks that could affect Model N’s results is included in its filings with the SEC, including its most recent quarterly report on Form 10-Q and its annual report on Form 10-K for the fiscal year ended September 30, 2023, and any current reports on Form 8-K that it may file from time to time. Should any of these risks or uncertainties materialize, actual results could differ materially from expectations. Model N assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this press release.

Contacts

Model N

Investor Relations Contact:

Carolyn Bass

investorrelations@modeln.com

Media Contact:

Judith Rich

Model N

Senior Director, Corporate Communications

jrich@modeln.com

Vista Equity Partners

Brian Steel

Vista Equity Partners

media@vistaequitypartners.com